CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1152 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated June 28, 2024 on the financial statements and financial highlights of the Logan Capital Broad Innovative Growth ETF, a series of the Advisors Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 28, 2024